Exhibit 15.1

January 6, 2020

The Board of Directors and Stockholders of U.S. Ecology, Inc.

101 S. Capitol Blvd., Suite 1000

Boise, Idaho 83702

We are aware that our reports dated May 6, 2019, August 5, 2019, and November 4, 2019 on our reviews of interim financial information of U.S. Ecology, Inc. appearing in U.S. Ecology, Inc’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, respectively, are incorporated by reference in this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Boise, Idaho